Exhibit 23.1

McGladrey & Pullen, LLP One South Wacker Dr., Suite 800 Chicago, IL 60606-3392 O 312.634-3400 F 312.634-3410 www.mcgladrey.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-153862) on Form S-1 of Grant Park Futures Fund Limited Partnership of our reports dated March 4, 2009, March 4, 2009 and March 9, 2009 relating to our audits of the financial statements of Grant Park Futures Fund Limited Partnership, the financial statements of Dearborn Select Master Fund, SPC - Winton Segregated Portfolio and the statement of financial condition of Dearborn Capital Management, LLC, respectively, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in such prospectus.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
March 20, 2009

McGladrey & Pullen, LLP is a member firm of RSM International – an affiliation of separate and independent legal entities.